Calculation of Filing Fee Tables
S-8
Astria Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.001 par value per share	Other	6,606,078	$ 6.44	$ 42,543,142.32	0.0001531	$ 6,513.36
Total Offering Amounts:						$ 42,543,142.32		$ 6,513.36
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 6,513.36
Offering Note
[1]	1(a) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. 1(b) Consists of (i) 5,500,000 shares issuable under the Second Amended and Restated 2015 Stock Incentive Plan, as amended, (ii) 6,078 shares issuable under the 2015 Employee Stock Purchase Plan, and (iii) 1,100,000 shares issuable under the 2022 Inducement Stock Incentive Plan, as amended. 1(c) The proposed maximum offering price per share of $6.44is estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act and is based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Global Market on August 8, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A